Exhibit 10.3

AMENDMENT TO
APPLERA CORPORATION
DEFERRED COMPENSATION PLAN
(Amended and Restated Effective as of January 1, 2002)

WHEREAS, Applera Corporation (the “Company”) maintains the Applera Corporation Deferred Compensation Plan (Amended and Restated Effective as of January 1, 2002) (the “Plan”); and

WHEREAS, the Board of Directors of the Company desires to amend the Plan to provide for the limited exception to the timing of deferrals under the Plan as permitted by Internal Revenue Service Notice 2005-1, Q&A-21; and

NOW, THEREFORE, by virtue and in exercise of the power reserved to the Company by Section 10.2 of the Plan and pursuant to the authority delegated to the undersigned officer of the Company by resolution of the Board of Directors of the Company, the Plan is amended, effective January 1, 2005, by adding the following new sentence at the end of Section 3.2 of the Plan as a part thereof:

“Notwithstanding the foregoing, each Participant and each Employee who is selected to participate in the Plan as of January 1, 2005, shall be entitled to make a deferral election on or before March 15, 2005 to defer receipt of Base Annual Salary, Annual Bonus, and/or Special Incentive Award which (i) relates all or in part to services performed on or before December 31, 2005 and (ii) would be subject to Code Section 409A upon deferral; provided, such Base Annual Salary, Annual Bonus, and/or Special Incentive Award has not been paid, or become payable, at the time such deferral election is made.”

IN WITNESS WHEREOF, the Company has caused this amendment to be executed on its behalf by the undersigned officer as of the 17th day of November, 2005.

APPLERA CORPORATION

By:	/s/ Barbara J. Kerr

Name:	Barbara J. Kerr
Title:	V.P. Human Resources